Exhibit 99.1

FOR IMMEDIATE RELEASE For more information contact: Mandi Hogan (805) 981-8655

LTC REPORTS 2022 SECOND QUARTER RESULTS

AND DISCUSSES RECENT ACTIVITIES

WESTLAKE VILLAGE, CALIFORNIA, July 28, 2022 -- LTC Properties, Inc. (NYSE: LTC) (“LTC” or the “Company”), a real estate investment trust that primarily invests in seniors housing and health care properties, today announced operating results for the second quarter ended June 30, 2022.

	Three Months Ended
	June 30,
	2022	2021

	(unaudited)
Net income available to common stockholders	$54,065	$18,126
Diluted earnings per common share	$1.36	$0.46
NAREIT funds from operations ("FFO”) attributable to common stockholders	$25,350	$22,171
NAREIT diluted FFO per common share	$0.64	$0.57
FFO attributable to common stockholders, excluding non-recurring items	$24,491	$22,304
Funds available for distribution ("FAD")	$26,779	$22,781
FAD, excluding non-recurring items	$25,598	$22,914

Second quarter 2022 results were impacted by:

•	Higher rental income due to:

o	a $1.2 million lease termination fee received in connection with the sale of a 74-unit assisted living community;

o	rent received from properties transitioned from the former Senior Lifestyle and Senior Care portfolios;

o	increases in property tax revenue from properties formerly leased to Senior Care and the acquisition of four skilled nursing centers during the 2022 second quarter; and

o	rental income from completed development projects and annual rent escalations.

•	The increase in rental income was partially offset by:

o	the sale of three assisted living communities and a skilled nursing center during the 2022 second quarter, and a skilled nursing center during 2021; and,

o	temporary rent deferrals.

•	Higher interest income from mortgage loans due to mortgage loan originations in 2022 and 2021.

•	Higher interest and other income due to a mezzanine loan origination and additional funding under working capital loans partially offset by loan payoffs.

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•	Higher interest expense due to 2021 term loan originations, the issuance of $75.0 million senior unsecured notes during the quarter and higher interest rates on LTC’s revolving line of credit, partially offset by a lower outstanding balance, and scheduled principal paydowns on its senior unsecured notes.

•	Higher provision for credit losses due to 2022 second quarter mortgage loan originations, partially offset by principal paydowns.

•	Higher general and administrative expenses due to increased costs related to conference sponsorships and travel, as well as higher non-cash compensation charges, and increases in overall costs due to inflationary pressures.

During the second quarter of 2022, LTC completed the following:

•	Acquired four newer skilled nursing centers located in Texas with a combined total of 339 beds for $51.5 million and leased these centers to an affiliate of Ignite Medical Resorts (“Ignite”), a current LTC operating partner. The lease term is 10 years, with two five-year renewal options, and contains a purchase option beginning in the sixth lease year through the end of the seventh lease year. The Company expects to receive rent of approximately $1.0 million in each of the third and fourth quarters of 2022, and approximately $4.3 million during 2023. Rent will increase annually beginning on the third anniversary of the lease by 2.0% to 4.0% based on the change in the Medicare Market Basket Rate. Additionally, LTC provided Ignite a 10-year working capital loan for up to $2.0 million, of which $1.9 million has been funded, at 8% for first year, increasing to 8.25% for the second year, then increasing annually with the lease rate.

•	Originated two mortgage loans for $35.9 million secured by four newer assisted living communities and a land parcel. The four assisted living communities located in North Carolina, have a combined total of 217 units, and are operated by an existing LTC partner. The communities are newly constructed with an average age of under four years. The land parcel includes approximately 7.6 acres adjacent to one of the assisted living communities and is being held for the future development of a seniors housing community. The loans are cross-defaulted, have a four-year term, an interest rate of 7.25% and an IRR of 8%.

•	Sold three assisted living communities and a skilled nursing center as follows:

o	Two assisted living communities in California with a total of 232 units to the operator pursuant to the purchase option under their lease for $43.7 million, and recognized a gain on sale of $25.9 million. The communities had a gross book value of $31.8 million and a net book value of $16.8 million;

o	A 121-bed skilled nursing center in California for $13.3 million, and recognized a gain on sale of $10.8 million. The property had a gross book value of $4.6 million and a net book value of $1.8 million; and,

o	A 74-unit assisted living community in Virginia for $16.9 million, and recognized a gain on sale of $1.3 million. The community had a gross book value of $16.9 million and a net book value of $15.5 million. In connection with the sale, the current operator paid LTC a $1.2 million lease termination fee.

•	Received $5.3 million of principal paydown on a working capital loan with HMG Healthcare. The current outstanding balance under the working capital loan is $13.3 million, with a remaining availability of up to $11.7 million;

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•	Provided a temporary reduction of rent totaling $600,000 in the second quarter 2022 to Anthem and provided a $900,000 temporary reduction of rent for third quarter 2022 to $1.8 million. However, LTC anticipates receiving total annual cash rent from Anthem in 2022 of approximately $10.8 million as LTC believes occupancy at the properties under Anthem’s master lease will recover and Anthem expects to receive additional stimulus funds from the Employee Retention Tax Credit program that will be used to pay the deferred rent. Anthem has paid its agreed upon rent of $600,000 for the month of July 2022.

•	Provided $702,000 of net deferred rent, which excludes the deferred rent provided to Anthem discussed above, and $1.2 million of abated rent.

•	Sold $75.0 million aggregate principal amount of 3.66% senior unsecured notes. The notes have an average 10-year life, scheduled principal payments and will mature on May 17, 2033.

•	Repaid $101.9 million under the Company’s revolving line of credit.

•	Sold 909,800 shares of common stock for $34.2 million in net proceeds under the Company’s equity distribution agreement. The proceeds from the sale were used to paydown LTC’s unsecured revolving line of credit which was used to fund investments and for general corporate purposes.

Subsequent to June 30, 2022, LTC completed the following:

•	Terminated a master lease covering 12 assisted living communities with a total of 625 units, and transitioned the communities to an existing LTC operator. The former operator was one of the few for whom we had provided assistance in form of rent deferrals and abatements. LTC is evaluating options for this portfolio.

o	In connection with the lease termination, LTC abated rent for June 2022 and has forgiven the former operator’s outstanding deferred rent balance of $7.1 million. Also, LTC paid the former operator a $500,000 lease termination fee in exchange for cooperation and assistance in facilitating an orderly transition; and,

o	The new master lease has a two-year term, with zero rent for the first four months. Thereafter, cash rent will be based on mutually agreed upon fair market rent. In connection with the new master lease, LTC paid the new operator a $410,000 lease incentive payment which will be amortized as a yield adjustment to rental income over the two-year lease term.

•	Provided $240,000 of abated rent in July 2022 and agreed to provide rent abatements up to $240,000 for each of August and September of 2022 to an operator pursuant to a master lease covering two assisted living communities. LTC is evaluating options for these communities.

•	Agreed to defer $150,000 of the $445,000 monthly contractual rent for August and September of 2022 from a lessee that operates eight assisted living communities under a master lease. The operator requested rent assistance due to protracted lease-up of their portfolio during COVID. LTC anticipates they will be able to repay the total $300,000 of deferred rent in 2023, upon receipt of additional stimulus funds from the Employee Retention Credit program. This operator is current on rent through July 2022.

•	Borrowed a net of $20.5 million under its unsecured revolving line of credit.

•	Paid $20.2 million in regular scheduled principal paydowns under LTC’s senior unsecured notes; and,

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•	Sold 125,200 shares of common stock for $4.8 million in net proceeds under its equity distribution agreement. The proceeds from the sale were used to paydown LTC’s unsecured revolving line of credit and for general corporate purposes.

Conference Call Information

LTC will conduct a conference call on Friday, July 29, 2022, at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time), to provide commentary on its performance and operating results for the quarter ended June 30, 2022. The conference call is accessible by telephone and the internet. Interested parties may access the live conference call via the following:

Webcast	www.LTCReit.com

USA Toll-Free Number	1-844-200-6205

Canada Toll-Free Number	1-833-950-0062

Conference Access Code	898490

Additionally, an audio replay of the call will be available one hour after the live call and through August 12, 2022 via the following:

USA Toll-Free Number	1-866-813-9403

Canada Local Number	1-226-828-7578

International Toll-Free Number	+44 204 525 0658

Conference Number	214260

About LTC

LTC is a real estate investment trust (REIT) investing in seniors housing and health care properties primarily through sale-leasebacks, mortgage financing, joint-ventures and structured finance solutions including preferred equity and mezzanine lending. LTC’s investment portfolio includes 202 properties in 29 states with 32 operating partners. Based on its gross real estate investments, LTC’s investment portfolio is comprised of approximately 50% seniors housing and 50% skilled nursing properties. Learn more at www.LTCreit.com.

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Forward-Looking Statements

This press release includes statements that are not purely historical and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future. All statements other than historical facts contained in this press release are forward-looking statements. These forward-looking statements involve a number of risks and uncertainties. Please see LTC’s most recent Annual Report on Form 10-K, its subsequent Quarterly Reports on Form 10-Q, and its other publicly available filings with the Securities and Exchange Commission for a discussion of these and other risks and uncertainties. All forward-looking statements included in this press release are based on information available to the Company on the date hereof, and LTC assumes no obligation to update such forward-looking statements. Although the Company’s management believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward-looking statements due to the risks and uncertainties of such statements.

(financial tables follow)

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LTC PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenues:
Rental income	$31,628	$29,804	$61,952	$61,777
Interest income from mortgage loans	10,097	7,933	19,733	15,855
Interest and other income	1,299	392	2,126	777
Total revenues	43,024	38,129	83,811	78,409

Expenses:
Interest expense	7,523	6,860	14,666	13,832
Depreciation and amortization	9,379	9,508	18,817	19,385
Provision (recovery) for credit losses	305	—	659	(9)
Transaction costs	67	133	99	225
Property tax expense	4,019	3,800	8,001	7,781
General and administrative expenses	5,711	5,337	11,519	10,370
Total expenses	27,004	25,638	53,761	51,584

Other operating income:
Gain on sale of real estate, net	38,094	5,463	38,196	4,690
Operating income	54,114	17,954	68,246	31,515
Income from unconsolidated joint ventures	376	376	751	665
Net income	54,490	18,330	68,997	32,180
Income allocated to non-controlling interests	(107)	(91)	(202)	(179)
Net income attributable to LTC Properties, Inc.	54,383	18,239	68,795	32,001
Income allocated to participating securities	(318)	(113)	(407)	(233)
Net income available to common stockholders	$54,065	$18,126	$68,388	$31,768

Earnings per common share:
Basic	$1.37	$0.46	$1.74	$0.81
Diluted	$1.36	$0.46	$1.73	$0.81

Weighted average shares used to calculate earnings per common share:
Basic	39,492	39,169	39,347	39,135
Diluted	39,665	39,170	39,520	39,136

Dividends declared and paid per common share	$0.57	$0.57	$1.14	$1.14

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Supplemental Reporting Measures

FFO and FAD are supplemental measures of a real estate investment trust’s (“REIT”) financial performance that are not defined by U.S. generally accepted accounting principles (“GAAP”). Investors, analysts and the Company use FFO and FAD as supplemental measures of operating performance. The Company believes FFO and FAD are helpful in evaluating the operating performance of a REIT. Real estate values historically rise and fall with market conditions, but cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. We believe that by excluding the effect of historical cost depreciation, which may be of limited relevance in evaluating current performance, FFO and FAD facilitate like comparisons of operating performance between periods. Occasionally, the Company may exclude non-recurring items from FFO and FAD in order to allow investors, analysts and our management to compare the Company’s operating performance on a consistent basis without having to account for differences caused by unanticipated items.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), means net income available to common stockholders (computed in accordance with GAAP) excluding gains or losses on the sale of real estate and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or have a different interpretation of the current NAREIT definition from that of the Company; therefore, caution should be exercised when comparing our Company’s FFO to that of other REITs.

We define FAD as FFO excluding the effects of straight-line rent, amortization of lease inducement, effective interest income, deferred income from unconsolidated joint ventures, non-cash compensation charges, capitalized interest and non-cash interest charges. GAAP requires rental revenues related to non-contingent leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. This method results in rental income in the early years of a lease that is higher than actual cash received, creating a straight-line rent receivable asset included in our consolidated balance sheet. At some point during the lease, depending on its terms, cash rent payments exceed the straight-line rent which results in the straight-line rent receivable asset decreasing to zero over the remainder of the lease term. Effective interest method, as required by GAAP, is a technique for calculating the actual interest rate for the term of a mortgage loan based on the initial origination value. Similar to the accounting methodology of straight-line rent, the actual interest rate is higher than the stated interest rate in the early years of the mortgage loan thus creating an effective interest receivable asset included in the interest receivable line item in our consolidated balance sheet and reduces down to zero when, at some point during the mortgage loan, the stated interest rate is higher than the actual interest rate. FAD is useful in analyzing the portion of cash flow that is available for distribution to stockholders. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents annual distributions to common shareholders expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

While the Company uses FFO and FAD as supplemental performance measures of our cash flow generated by operations and cash available for distribution to stockholders, such measures are not representative of cash generated from operating activities in accordance with GAAP, and are not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income available to common stockholders.

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Reconciliation of FFO and FAD

The following table reconciles GAAP net income available to common stockholders to each of NAREIT FFO attributable to common stockholders and FAD (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2022		2021	2022		2021
GAAP net income available to common stockholders	$54,065		$18,126	$68,388		$31,768
Add: Depreciation and amortization	9,379		9,508	18,817		19,385
Less: Gain on sale of real estate, net	(38,094)		(5,463)	(38,196)		(4,690)
NAREIT FFO attributable to common stockholders	25,350		22,171	49,009		46,463

Add: Non-recurring items	(859	)(1)	133 (3)	(436	)(4)	1,183	(6)
FFO attributable to common stockholders, excluding non-recurring items	$24,491		$22,304	$48,573		$47,646

NAREIT FFO attributable to common stockholders	$25,350		$22,171	$49,009		$46,463
Non-cash income:
Less: straight-line rental adjustment (income)	293		19	527		(663	)(7)
Add: amortization of lease incentives	206		116	602	(5)	228
Add: Other non-cash expense	—		—	—		758	(8)
Less: Effective interest income from mortgage loans	(1,387)		(1,483)	(2,789)		(3,227	)(7)
Net non-cash income	(888)		(1,348)	(1,660)		(2,904)

Non-cash expense:
Add: Non-cash compensation charges	2,012		1,958	3,937		3,810
Less: Provision (recovery) for credit losses	305		—	659		(9)
Net non-cash expense	2,317		1,958	4,596		3,801

Funds available for distribution (FAD)	$26,779		$22,781	$51,945		$47,360

Add: Non-recurring items	(1,181	)(2)	133 (3)	(1,181	)(2)	1,337	(9)
FAD, excluding non-recurring items	$25,598		$22,914	$50,764		$48,697

(1)	Represents (2) below partially offset by the provision for credit losses related to the origination of two mortgage loans during 2022 second quarter ($322).
(2)	Represents the lease termination fee received in connection with the sale of a 74-unit assisted living community ($1,181).
(3)	Represents the GAAP and cash impact of the 50% reduction of 2021 rent escalation.
(4)	Represents (2) from above partially offset by the provision for credit losses related to the origination of two mortgage loans during the second quarter of 2022 and a $25,000 mezzanine loan during the first quarter of 2022 ($572) and (5) below.
(5)	Includes a lease incentive balance write-off of $173 related to a closed property and subsequent lease termination.
(6)	Represents the GAAP impact of the 50% reduction of 2021 rent and interest escalation.
(7)	Includes the impact of the 50% reduction of 2021 rent and interest escalation on straight-line rent and effective interest.
(8)	Represents a straight-line rent receivable write-off due to transitioning rental revenue to cash basis.
(9)	Represents the cash impact of the 50% reduction of 2021 rent and interest escalation.

(Reconciliation of FFO and FAD continued on next page)

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Reconciliation of FFO and FAD (continued)

The following table continues the reconciliation between GAAP net income available to common stockholders and each of NAREIT FFO attributable to common stockholders and FAD (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
NAREIT Basic FFO attributable to common stockholders per share	$0.64	$0.57	$1.25	$1.19
NAREIT Diluted FFO attributable to common stockholders per share	$0.64	$0.57	$1.24	$1.19

NAREIT Diluted FFO attributable to common stockholders	$25,350	$22,171	$49,009	$46,696
Weighted average shares used to calculate NAREIT diluted FFO per share attributable to common stockholders	39,665	39,170	39,520	39,333

Diluted FFO attributable to common stockholders, excluding non-recurring items	$24,491	$22,417	$48,573	$47,879
Weighted average shares used to calculate diluted FFO, excluding non-recurring items, per share attributable to common stockholders	39,665	39,369	39,520	39,333

Diluted FAD	$26,779	$22,894	$51,945	$47,593

Weighted average shares used to calculate diluted FAD per share	39,665	39,369	39,520	39,333

Diluted FAD, excluding non-recurring items	$25,598	$23,027	$50,764	$48,930

Weighted average shares used to calculate diluted FAD, excluding non-recurring items, per share	39,665	39,369	39,520	39,333

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LTC PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except per share)

	June 30, 2022	December 31, 2021
	(unaudited)	(audited)
ASSETS
Investments:
Land	$125,786	$123,239
Buildings and improvements	1,284,151	1,285,318
Accumulated depreciation and amortization	(374,170)	(374,606)
Real property investments, net	1,035,767	1,033,951
Mortgage loans receivable, net of loan loss reserve: 2022—$3,830; 2021—$3,473	379,817	344,442
Real estate investments, net	1,415,584	1,378,393
Notes receivable, net of loan loss reserve: 2022—$588; 2021—$286	58,206	28,337
Investments in unconsolidated joint ventures	19,340	19,340
Investments, net	1,493,130	1,426,070

Other assets:
Cash and cash equivalents	6,401	5,161
Debt issue costs related to revolving line of credit	2,681	3,057
Interest receivable	42,713	39,522
Straight-line rent receivable	22,689	24,146
Lease incentives	1,910	2,678
Prepaid expenses and other assets	8,703	4,191
Total assets	$1,578,227	$1,504,825

LIABILITIES
Revolving line of credit	$56,000	$110,900
Term loans, net of debt issue costs: 2022—$563; 2021—$637	99,437	99,363
Senior unsecured notes, net of debt issue costs: 2022—$1,549; 2021—$524	579,431	512,456
Accrued interest	3,946	3,745
Accrued expenses and other liabilities	28,917	33,234
Total liabilities	767,731	759,698

EQUITY
Stockholders’ equity:
Common stock: $0.01 par value; 60,000 shares authorized; shares issued and outstanding: 2022—40,380; 2021—39,374	404	394
Capital in excess of par value	893,155	856,895
Cumulative net income	1,513,431	1,444,636
Accumulated other comprehensive income (loss)	6,139	(172)
Cumulative distributions	(1,610,155)	(1,565,039)
Total LTC Properties, Inc. stockholders’ equity	802,974	736,714
Non-controlling interests	7,522	8,413
Total equity	810,496	745,127
Total liabilities and equity	$1,578,227	$1,504,825

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